Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 28, 2007

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp. (HTC)

Designated Filer:	Apax Partners Europe Managers Limited

Other Joint Filers:	Apax Europe VI-A, L.P.
Apax Europe VI-1 L.P.
Apax Angel Syndication Partners (Cayman) L.P.
Apax Europe VI GP, L.P. Inc.
Apax Europe VI GP, Co. Ltd.
Apax Angel Syndication Partners (Cayman) GP, Ltd.

Addresses:	The principal business address of each of the Joint Filers above is 15 Portland Place, London, W1B 1PT, United Kingdom

Signatures:

For and on behalf of Apax Partners Europe Managers Ltd. as Manager of
Apax Europe VI-A, L.P.

_____________________

By /s/   Adrian Beecroft
Name:  Adrian Beecroft
Title:    Director

For and on behalf of Apax Partners Europe Managers Ltd. as Manager of
Apax Europe VI-1 L.P.

_____________________

By /s/   Adrian Beecroft
Name:  Adrian Beecroft
Title:    Director

For and on behalf of Apax Europe VI GP, Co. Ltd. as general partner of Apax
Europe VI GP, L.P. Inc.

_____________________

By /s/   Denise Fallaize
Name:  Denise Fallaize
Title:    Director

For and on behalf of Apax Europe VI GP, Co. Ltd.

_____________________

By /s/   Denise Fallaize
Name:  Denise Fallaize
Title:    Director

For and on behalf of Apax Partners Europe Managers Ltd.

_____________________

By /s/   Adrian Beecroft
Name:  Adrian Beecroft
Title:    Director

For and on behalf of
Apax Angel Syndication Partners (Cayman) GP Ltd acting in its capacity as general partner of
Apax Angel Syndication Partners (Cayman) L.P.

_____________________

By: /s/   Karen Cameron
Name:   Karen Cameron
Title:     Director

Apax Angel Syndication Partners (Cayman) GP Ltd

_____________________

By: /s/   Karen Cameron
Name:   Karen Cameron
Title:     Director